Exhibit 5

March 14, 2006

Blue Coat Systems, Inc.

420 North Mary Avenue

Sunnyvale, California 94085

Re:	Blue Coat Systems, Inc. Registration Statement for Offering of 556,644 Shares of Common Stock

Ladies and Gentlemen:

We refer to your registration on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, of 556,644 shares of Common Stock under the Blue Coat Systems, Inc. Employee Stock Purchase Plan, 1999 Stock Incentive Plan and the Permeo Technologies, Inc. 2001 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Blue Coat Systems, Inc. Employee Stock Purchase Plan, the 1999 Stock Incentive Plan and the Permeo Technologies, Inc. 2001 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company’s Common Stock.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP